REVISED PRELIMINARY COPY

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. 1 )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

    Preliminary Proxy Statement

    Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

    Definitive Proxy Statement

    Definitive Additional Materials

    Soliciting Material under Rule 14a-12

SYNTELLECT INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    No fee required

    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.     Title of each class of securities to which transaction applies:

2.     Aggregate number of securities to which transaction applies:

3.     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.     Proposed maximum aggregate value of transaction:

5.     Total fee paid:

    Fee paid previously with preliminary materials.

    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2.     Form, Schedule or Registration Statement No.:

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REVISED PRELIMINARY COPY

16610 North Black Canyon Highway
Phoenix, Arizona 85053

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
SYNTELLECT INC.
TO BE HELD ON MAY 20, 2002

To the Stockholders:

         The 2002 Annual Meeting of Stockholders (the “Annual Meeting”) of Syntellect Inc., a Delaware corporation (“Company”, which may also be referred to as “us”, “we”, “our”), will be held on Monday, May 20, 2002, at 10:00 a.m., Phoenix, Arizona time, at Syntellect Corporate Headquarters, 16610 North Black Canyon Highway, Suite 100, Phoenix, Arizona 85053, for the following purposes:

1.	To elect two directors to the Board of Directors to serve for three-year terms;

2.	To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2002; and

3.	To transact such other business as may properly come before the Annual Meeting.

         Each outstanding share of our Common Stock, par value $0.01 (the “Common Stock”), entitles the holder of record at the close of business on April 10, 2002 to vote at the Annual Meeting or any adjournment thereof. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy. A copy of our 2001 Annual Report, which includes audited financial statements, is enclosed. We cordially invite you to attend our Annual Meeting.

         It is important that your shares be represented and voted at our Annual Meeting. If you have any questions or require assistance in voting your proxy, please call our proxy solicitor, GEORGESON SHAREHOLDER COMMUNICATIONS, INC. (“Georgeson Shareholder”), toll-free at 866-300-8588.

By Order of the Board of Directors

Timothy P. Vatuone Secretary

Phoenix, Arizona
April [ ], 2002

EXTREMELY IMPORTANT

Please do not vote any of the BLUE proxy cards that may be sent to you. Vote only on the enclosed WHITE PROXY CARD today in the postage paid envelope provided. If you have previously voted a BLUE proxy and would like to change your vote, simply sign, date and mail a later dated WHITE PROXY CARD. Only the latest dated proxy counts.

If your shares are held with a brokerage firm, your broker cannot vote your shares unless he receives your specific instructions.

If you have any questions about how to vote your shares, please call our proxy solicitor GEORGESON SHAREHOLDER toll-free at:

(866) 300-8588.

REVISED PRELIMINARY COPY

16610 North Black Canyon Highway, Suite 100
Phoenix, Arizona 85053

PROXY STATEMENT

         This Proxy Statement and accompanying WHITE PROXY CARD are furnished to the stockholders of Syntellect Inc., a Delaware corporation (“Syntellect”, the “Company”, “us”, “we”, “our”), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company and Mr. Timothy Vatuone, the Chief Financial Officer, Vice President and Secretary of the Company who is also deemed a participant in this proxy solicitation, for use in voting at the Annual Meeting of Stockholders to be held on Monday, May 20, 2002, at 10:00 a.m., Phoenix, Arizona time, at Syntellect Corporate Headquarters, 16610 North Black Canyon Highway, Suite 100, Phoenix, Arizona 85053 (the “Annual Meeting”), and at any adjournment or adjournments thereof. We mailed this Proxy Statement and the enclosed Form of Proxy (“proxy”) on or about April [ ], 2002, to stockholders of record at the close of business on April 10, 2002 (the “Record Date”).

         Stockholder’s Entitled To Vote

         Only Syntellect stockholders of record on the Record Date (the “Stockholders”) are entitled to receive this Proxy Statement and the enclosed Form of Proxy and to vote their shares of Common Stock at the Annual Meeting. As of the Record Date, 11,340,515 shares of our Common Stock, par value $0.01 (the “Common Stock”), were outstanding. Each Stockholder is entitled to one vote per share on each matter properly brought before the Annual Meeting.

         Voting

         All proxies that have been properly signed and returned in accordance with any instructions on the proxy and not revoked will be voted at the Annual Meeting in accordance with the directions on the proxy. The Board of Directors does not intend to present at the Annual Meeting any matters other than those described in this Proxy Statement and, as of the date of this Proxy Statement, knows of no other matters that will be presented by other parties except the possible nomination of an additional director candidate discussed below. If, however, any other matters properly come before the meeting, the persons named as proxies in the enclosed WHITE PROXY CARD will vote as such proxies deem advisable.

         Revocation of Proxy

         A Stockholder signing and returning the enclosed WHITE PROXY CARD to us has the power to revoke it at any time before it is exercised by: (i) attending the Annual Meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or (iii) sending written notice of revocation to the Company c/o GEORGESON SHAREHOLDER, who is assisting in this solicitation, or to the Secretary of the Company at its principal executive offices located at 16610 North Black Canyon Highway, Suite 100, Phoenix, Arizona 85053. IF MORE THAN ONE PROXY IS RECEIVED FROM A STOCKHOLDER, ONLY THE LATEST DATED PROXY WILL BE VOTED.

         Required Vote

         The presence, in person or by proxy, of Stockholders holding a majority of the Common Stock entitled to vote constitutes a quorum at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting to determine whether or not a quorum is present. Shares of Common Stock held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a “broker non-vote”). Abstentions with respect to a proposal are counted for purposes of establishing a quorum. “Withhold votes” in the election of directors will not be counted as votes for or against the election of directors, but abstentions in any other matter will have the effect of a vote against such other matter. Broker non-votes will not be counted as votes for or against any matter submitted to a vote of Stockholders. The affirmative vote of a plurality of the shares present in person or by proxy and entitled to vote is required to elect directors, meaning that those nominees with the highest number of votes shall be elected. Other matters submitted at the Annual Meeting shall be decided by majority vote of the shares present at the meeting in person or by proxy and entitled to vote on such matters.

         Cost of Proxy Solicitation

         We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. In addition to the use of the mails, we may solicit proxies by personal interview, telephone, facsimile or by electronic communication by our directors, officers and employees, none of whom will receive any additional compensation for such solicitation activities. We have also retained Georgeson Shareholder Communications Inc. (“Georgeson Shareholder”), at an estimated cost of $40,000, plus reimbursement of expenses, to assist in the distribution of proxy materials and solicitation of proxies from brokers, nominees, institutions and individuals. In addition the Company has agreed to indemnify Georgeson Shareholder against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. Approximately 35 persons will be used by Georgeson Shareholder in its solicitation efforts. Although no precise estimate can be made at the present time, we expect to spend approximately $50,000 in connection with the solicitation of stockholders and have spent approximately $         to date.

We urge you NOT to vote any BLUE proxy cards sent to you. Vote only the WHITE PROXY CARD sent to you by your Board of Directors. If you have already sent a Blue proxy card, you may revoke that proxy and vote “for” the Board’s nominees for the Board of Directors by marking, signing, dating and returning the enclosed WHITE PROXY CARD. Your latest dated proxy is the only one that will be counted at the Annual Meeting. If you have any questions about how to vote your proxy, please call our proxy solicitor, GEORGESON SHAREHOLDER, toll-free at (866) 300-8588. We appreciate your patience and support.

PROPOSAL 1
ELECTION OF DIRECTORS

         Our Board of Directors (the “Board”) is made up of six directors, divided into three classes of two directors each. The Stockholders elect the directors in each class for terms of three years. The terms of each class are staggered so that the Stockholders elect only one class of directors annually. This year, the terms of William P. Conlin and Kent C. Mueller will expire at the Annual Meeting. The Board of Directors nominates Messrs. Conlin and Mueller for re-election as directors and, unless otherwise noted thereon, the shares represented by the enclosed WHITE PROXY CARD will be voted for the election of Messrs. Conlin and Mueller as the directors of the Company. The Company has received notice that an opposition candidate may be nominated at the Annual Meeting and that Mission Partners LP, with others, may solicit your proxy for such nominee. See “Possible Nomination of Additional Director Candidate” below. If Messrs. Conlin, and Mueller become unavailable for any reason, or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons as may be determined by the person entitled to vote such proxy. The nominees receiving the highest number of votes cast at the Annual Meeting will be elected and will serve as directors for three years or until their successors are duly elected and qualify.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

         Information concerning the names, ages, terms, positions with the Company, and business experience of our current directors is set forth below.

			Term
Name	Age	Position	Expires

Anthony V. Carollo, Jr.	60	Director, Chairman of the Board of Directors, Chief Executive Officer, and President	2003

Michael R. Bruce (1)	54	Director	2004

William P. Conlin (1) (2)	68	Director	2002

Roy A. Herberger, Jr. (1)	59	Director	2004

Michael D. Kaufman (2)	61	Director	2003

Kent C. Mueller (2)	61	Director	2002

1)	Member of the Audit Committee for calendar year 2002.

2)	Member of the Compensation Committee for calendar year 2002.

         Anthony V. Carollo, Jr. became our Chairman and Chief Executive Officer (“CEO”) on November 4, 1999 after serving as Chairman and interim CEO since May 14, 1999. He was elected Chairman, CEO and President on June 1, 2000. He has been a director since August 1998. Until February 15, 2000, Mr. Carollo was also a member of the Audit Committee. Mr. Carollo served as President of Xantel Corporation from April 1998 to November 1999. Previously, Mr. Carollo was President and Chief Operating Officer of Fujitsu Business Communication Systems and a former Vice President and General Manager of ROLM Corporation. Mr. Carollo currently serves as a director of Marshall & Ilsley Trust Company of Arizona and Spectralink Corporation. Mr. Carollo holds a BS degree from the University of Santa Clara and a MBA degree from UCLA. The business address for Mr. Carollo and the Company is 16610 N. Black Canyon Highway, Suite 100, Phoenix, AZ 85053.

         Michael R. Bruce has served as a director since December 1997. Since 1999, Mr. Bruce has been the Managing Member of CAT Partners, LLC, general partner of Catalyst Associates, L. P., an investment partnership specializing in small and micro-capitalization companies, a capacity in which he serves today. Prior to founding Catalyst Associates, Mr. Bruce was the chief investment officer of American Asset Management in New York. Before joining American Asset Management in 1993, Mr. Bruce founded Johnston Bruce Asset Management in 1989, where he was a managing director. He was also a general partner of Adler & Shaykin, an investment banking firm, from 1983 to 1989. Mr. Bruce holds a Bachelor’s degree from Hamilton College. In addition, he earned a CFA designation in 1976 and is a member of the New York Society of Security Analysts and the Financial Analysts Federation. The business address for Mr. Bruce and CAT Partners, LLC is 411 West Putnam Ave., Suite 420, Greenwich, CT 06830.

         William P. Conlin has served as a director since February 1995. Mr. Conlin is a private consultant to several high-tech companies in the Southern California area, including Odetics, Inc., Airborne Systems, Inc., and Facilities Management, Inc. Mr. Conlin was President and Chief Executive Officer of CalComp, Inc., an Anaheim, California computer graphics and distribution company, from 1983 to 1993. Mr. Conlin currently serves as chairman and is on the Compensation Committee for Structural Dynamics Research Corporation, a leading supplier of mechanical design automation software. Mr. Conlin is on the advisory boards of the Graduate School of Management and the School of Engineering at the University of California, Irvine. The business address for Mr. Conlin is 23 Hillsborough, Newport Beach, CA 92660.

         Roy A. Herberger, Jr. has served as a director since September 2001. Dr. Herberger holds the position of President of the Thunderbird American Graduate School of International Management and has since 1989. Dr. Herberger is the author of numerous articles on the subject of marketing and business management, which have been published in periodicals such as Harvard Business Journal, Japan Economic Journal, Economic World, Business Guide USA. In addition to his position of President of Thunderbird, Dr. Herberger serves on the Board of Directors of Pinnacle West Capital Corporation, Metris Corporation, International Crossings, AON Risk Services, and Intercard Wireless, Ltd. Furthermore, he has participated on the State of Arizona’s Governor’s Task Forces for Work Force Development and e-learning and the New Ecomony. Dr. Herberger holds a doctorate in business from University of Colorado. The business address for Mr. Herberger and Thunderbird is 15249 N. 59th Ave., Glendale, AZ 85306.

         Michael D. Kaufman has served as a director since November 1998. Mr. Kaufman has served as the managing general partner of MK Global Ventures since 1987. Prior to that, Mr. Kaufman was a general partner of Oak Investment Partners where he was involved in the formation of numerous technology companies. He is currently a director of and serves on the Compensation Committee of Davox Corporation. He also serves on the Board of Directors for Asante Technologies, Inc., Disc Inc., Human Pheromone Sciences, Inc., and HyperMedia Communications, Inc. Mr. Kaufman holds a BS degree in mechanical engineering and an MS degree in industrial management and finance from the Polytechnic University in New York. The business address for Mr. Kaufman and MK Global Ventures is 2471 E. Bayshore Bl., Suite 520, Palo Alto, CA 94303.

         Kent C. Mueller has served as a director since September 2001. Mr. Mueller is the President and CEO of Kent Mueller Ventures, a high technology oriented investment fund. Currently, Mr. Mueller serves on the Board of Directors for Sailnet.com and on the Board of Trustees for the Westminster College. He previously founded and served as President and CEO of Mastersoft, Inc., a computer software developer acquired by Adobe Systems, Inc. in 1995. Mr. Mueller was Chairman of the Board of Microtest, Inc., a leading provider of network test and connectivity products, for the three-year period just prior to an acquisition by Danaher Corporation in August 2001. Mr. Mueller has held senior executive positions with Capex / Computer Associates, Intel Corporation, Ampex Corporation, and IBM. Furthermore, he co-founded the Arizona Software Association. Mr. Mueller holds a BA in mathematics from Westminster College in Fulton, Missouri. The business address for Mr. Mueller and Kent Mueller Ventures is 6400 N. 61st Place, Paradise Valley, AZ 85253.

         Except as set forth in this proxy statement or in Appendix A hereto, to the best knowledge of the Company, none of the directors of the Company, Timothy Vatuone or any other persons participating in this solicitation on behalf of the Company, or with respect to items (ii), (viii) and (ix) of this paragraph, any associate (within the meaning of Rule 14a-1 of the Securities Exchange Act of 1934, as amended) of the foregoing persons (i) have any substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting, other than the interest of the director nominees in being re-elected and each director’s and Timothy Vatuone’s interest in the operations of the Company, to the extent each believes the proposals set forth herein may contribute favorably to such Company operations, (ii) own beneficially, directly or indirectly, any securities of the Company, (iii) own beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company, (iv) own any securities of the Company of record but not beneficially, (v) have purchased or sold any securities of the Company within the past two years, (vi) have incurred indebtedness for the purpose of acquiring or holding securities of the Company within the past two years, (vii) are or have within the past year been a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, except with respect to any employment agreement, stock option grant or similar agreement with respect to the information described in the “Summary Compensation Table,” (viii) have since the beginning of the Company’s last fiscal year, been indebted to the Company or any of its subsidiaries in excess of $60,000 or (ix) have any arrangement or understanding with respect to future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. In addition, except as set forth in this proxy statement or in Appendix A hereto, to the best knowledge of the Company, none of the directors of the Company, Timothy Vatuone, any other person participating in this solicitation on behalf of the Company, nor any associates of any of the foregoing persons, have had or are to have a direct or indirect material interest in any transaction or proposed transaction with the Company in which the amount involved exceeds $60,000 since the beginning of the Company’s last fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE TWO NOMINEES NAMED ABOVE. IF YOU COMPLETE THE ENCLOSED WHITE PROXY CARD, UNLESS YOU DIRECT TO THE CONTRARY ON THAT CARD, THE SHARES REPRESENTED BY THAT PROXY CARD WILL BE VOTED FOR THE ELECTION OF BOTH NOMINEES LISTED ABOVE. IF YOU HAVE ANY QUESTIONS, OR REQUIRE ASSISTANCE IN

VOTING YOUR PROXY, PLEASE CALL OUR PROXY SOLICITOR, GEORGESON SHAREHOLDER, TOLL-FREE AT (866) 300-8588.

POSSIBLE NOMINATION OF ADDITIONAL DIRECTOR CANDIDATE

         The Company was notified on January 7, 2002, that Mission Partners LP, a Delaware limited partnership (“Mission”), beneficial owner of 529,600 shares of our Common Stock, “...intends to appear in person at the Annual Meeting to nominate Camille Jayne as director of [the Company].” Mission is part of the Nixon Group, as hereinafter defined, beneficial owner of a total of 1,157,920 shares of Common Stock, which is 10.2% of the issued and outstanding shares of the Company. According to information provided by Mission (for which the Company disclaims responsibility), Camille Jayne is 49 years old and currently resides at 5 New Dawn, Irvine, CA 92620.

         This nomination comes after the Board has twice rejected Ms. Jayne as a potential Board member. The first instance arose beginning in August, 2001 when the Board had been considering increasing its size for almost a year and evaluating candidates to serve as directors. On behalf of the Nixon Group, Geoffrey Nixon requested that two seats be added to the Board and that his nominee be elected to fill one vacancy. Camille Jayne was Mr. Nixon’s nominee. In September, 2001, the Board increased the size of the Board by adding two director positions. In filling those newly-created vacancies, the Board considered three nominees: Camille Jayne, Kent C. Mueller and Roy A. Herberger. After considering the qualifications of each nominee, the Board elected Kent C. Mueller and Roy A. Herberger.

         Mr. Nixon again sought to have Ms. Jayne appointed to the Board in a November, 2001 teleconference with the entire Board; once again, the Board declined to do so.

         The Company’s directors had been considering expanding the Board and electing additional directors for almost a year when the Company was contacted by Mr. Nixon in August 2001. Given the Company’s recent relocation of its headquarters from Atlanta to Phoenix, the directors believed that expanding the Board would provide the opportunity to increase the Company’s local presence and permit the addition of industry representatives. In a letter to Syntellect’s CEO dated August 2, 2001, Mr. Nixon expressed his views on the Company’s balance sheet and promised to deliver a proposal regarding the Board. At its August 9, 2001 meeting, the Board considered Mr. Nixon’s August 2 letter as well as a Nixon Group Schedule 13D filed with the SEC on August 6, 2001. The Nixon Group’s Schedule 13D announced that it might consider presenting proposals to the Company including recommending a Nixon Group member to serve on the Board and the reconstitution and expansion of the Board. The Board concluded that it would await Mr. Nixon’s proposal before taking further action.

         In a letter to the Company dated August 28, 2001, Mr. Nixon expressed his conclusions that the Board “...is not large enough to create a diversity of opinion or bring...the resources and support [needed];...needs more industry representation...from different vantage points, or from competing or complimentary technologies;...[and] could benefit from larger public shareholder representation.” Mr. Nixon then formally requested the following changes to the Board: i) add at least two seats, ii) add two “industry” representatives, and iii) add a Nixon Group nominee (Camille Jayne). Mr. Nixon later recommended the Company find a Phoenix-based director. With the exception of adding Mr. Nixon’s nominee, the Board and management had already determined that increasing the size of the Board to permit local representation and to add industry representation would be beneficial to the Company and to all of the stockholders. Management further discussed these issues with Mr. Nixon during a conference call on August 31, 2001.

         The Board convened a Special Meeting on September 4, 2001 to consider Mr. Nixon’s letters of August 2 and August 28 as well as information from his August 31, 2001 telephone conference with senior management. At this Special Meeting, the Board continued its discussions regarding Board size, composition, balance, and director continuity, among other things. The Board also discussed possible director candidates. It directed that management assemble biographical information on the various candidates for consideration at its next meeting. The Board also discussed the content of the August 2 and August 28 letters received from Mr. Nixon and his subsequent telephone conversation with management. It concluded that Mr. Nixon’s proposals should be included on the agenda for the next scheduled meeting.

         At its regular meeting on September 17, 2001, the Board increased the number of directors of the Company from four to six and considered the qualifications of three candidates to fill the two newly created vacancies. The candidates considered were Camille Jayne, Kent C. Mueller and Roy A. Herberger. The Board concluded that Messrs. Herberger and Mueller were the most qualified of the three candidates to serve the needs of the Company and the best interests of all of the stockholders. As detailed elsewhere in this Proxy Statement, Mr. Herberger is President of the Thunderbird American Graduate School of International Management and a prominent community leader in Phoenix with professional expertise in marketing and business management. See “Information Concerning Directors and Nominees” above. Mr. Mueller, also a Phoenix resident, has substantial experience in the industry as both a successful computer software entrepreneur and as a senior executive of several large public technology companies. He is also one of the founders of the Arizona Software Association. By contrast, Ms. Jayne’s experience lies primarily in the field of cable television, an area with little correlation to the Company’s business; according to Mission’s proxy materials, Ms. Jayne is a California resident. Ms. Jayne did not satisfy the criteria used by the Board to fill the two vacancies. Following the election of Messrs. Herberger and Mueller, the Board consisted of six directors, five of whom are independent, three are located in Phoenix, and six possess the qualities Mr. Nixon himself recommended for the Board.

         Following the September 17 Board meeting, Mr. Nixon personally contacted several directors, and also requested the opportunity to address the Board. In an unprecedented gesture, the Chairman permitted Mr. Nixon to speak with the entire Board at its next regular meeting on November 13, 2001. Mr. Nixon consumed approximately twenty minutes, during which he reiterated the views stated in his previous letters, and again proposed that the Board add yet more directors and that it elect Camille Jayne a director because, she “...thinks like I do...” and would push through his agenda. During this exchange, Mr. Nixon was informed by the directors that the Board had considered Camille Jayne but had concluded that she lacked the independence and qualifications of the two directors who were selected. Nevertheless, Mr. Nixon reemphasized that he wanted Camille Jayne on the Board because “...she thinks like I do...” Following the conference call with Mr. Nixon, the Board concluded that no action was necessary to further expand the Board or add additional directors.

         By letter dated January 7, 2002, Mr. Nixon notified the Company that Mission is the beneficial owner of 529,600 shares of common stock and is entitled to vote at the 2002 Annual Meeting of Stockholders. The letter further notified the Company that “...presently, a representative or proxy of Mission intends to appear in person at the Annual Meeting to nominate Camille Jayne as director of Syntellect, Inc.” This and most of the other information included in the letter were supplied pursuant to Section 2.07 of the By-laws of the Company. Mr. Nixon enclosed a copy of Ms. Jayne’s written consent dated 12/20/01 to serve as a director of the Company and a copy of her biography.

         At subsequent meetings of the Board of Directors of the Company, Messrs. Conlin and Mueller, members of the Board, were nominated for election as directors of the Company at the Annual Meeting. By letter dated March 26, 2002, counsel to Mission’s general partner, MCM Associates, Ltd., asked for and by letter dated April 14, 2002, received confirmation from the Company’s counsel that Mission had timely sent the above January 7, 2002 notice that a representative or proxy of Mission intends to appear in person at the Company’s Annual Meeting to nominate Camille Jayne as a director, that the meeting is scheduled for May 20, 2002, and that Mission’s letter of January 7, 2002 did not include a request that the Company include Ms. Jayne on management’s slate for election to the Company’s Board and that the Company does not intend to include Ms. Jayne in the Company’s list of directors nominated for election at the Annual Meeting. Although the letter did not address the issue, the Company’s By-laws do not provide for the inclusion of a shareholder nominee in the Company’s proxy materials. The By-laws merely provide a mechanism by which shareholders may nominate persons at the annual meeting.

         On April 3, 2002, the Nixon Group filed a Preliminary Proxy Statement with the SEC indicating its intention to distribute proxy material concerning Ms. Jayne’s candidacy to the stockholders and to nominate Ms. Jayne as a director candidate at the Annual Meeting.

         If the opposition candidate is nominated for election, the Board will oppose the candidate because the two directors proposed by the Board, Messrs. Conlin and Mueller, are more qualified to meet the needs of the Company and to serve the interests of all of the stockholders.

         THE BOARD OF DIRECTORS WILL OPPOSE THIS CANDIDATE IF NOMINATED AT OUR ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS NOMINEE. YOU MAY RECEIVE A BLUE PROXY CARD SOLICITING YOUR VOTE FOR THIS DIRECTOR CANDIDATE. WE URGE YOU TO DISREGARD ANY SUCH PROXY SOLICITATION AND TO RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by (a) each of our directors, (b) our Chief Executive Officer and each of our four other most highly compensated officers (collectively, the “Named Executive Officers”), (c) each person known by us to beneficially own more than 5% of our Common Stock; and (d) all of our directors and Named Executive Officers collectively as a group.

	Shares Beneficially	Percent
Name and Address of Beneficial Owner	Owned (1)	Owned

Nixon Group (2)	1,157,920	9.2%

Dimensional Fund Advisors Inc. (3)	887,500	7.0%

T. Rowe Price Group (4)	700,000	5.5%

Ralph A. Cusick, Jr.(5)	650,000	5.2%

Noro-Moseley Partners II., L. P. (6)	634,500	5.0%

Wynnefield Group (7)	600,800	4.8%

Anthony V. Carollo, Jr. (8)	371,701	2.9%

Michael D. Kaufman (9)	221,114	1.8%

Carol E. Reid (10)	158,886	1.3%

Timothy P. Vatuone (11)	56,112	*

Kent C. Mueller	52,000	*

Michael R. Bruce (12)	49,280	*

William P. Conlin (13)	34,040	*

	Shares Beneficially	Percent
Name and Address of Beneficial Owner	Owned (1)	Owned

James J. Scharpf (14)	21,400	*

Peter Trompetter (15)	18,913	*

Roy A. Herberger, Jr.	2,000	*

All directors and Named Executive Officers as a group (10 persons) (16)	985,446	7.8%

*	Represents less than 1% of the outstanding Common Stock.

(1)	As used in this Proxy Statement, the date of March 21, 2002 has been determined to be the most recent practicable date for which information was available (the “Information Date”). The information regarding security ownership of the Common Stock is as of the Information Date except for the security ownership information regarding the entities listed in footnote (2) (the “Nixon Group”), which is derived from a Schedule 13D filed by the Nixon Group with the Securities and Exchange Commission (“SEC”) on April 5, 2002; Dimensional Fund Advisors Inc., which is derived from a Schedule 13G filed by Dimensional Fund Advisors Inc. with the SEC on February 12, 2002; the entities listed in footnote (4) (the “T. Rowe Price Group”), which is derived from a Schedule 13G filed by the T. Rowe Price Group with the SEC on February 14, 2002; and Ralph A. Cusick, Jr., which is derived from a Schedule 13D filed by Ralph A. Cusick, Jr. with the SEC on March 11, 2002. The percent owned calculations for these entities are based on the number of shares of Common Stock outstanding on March 21, 2002, less treasury stock held, plus shares subject to unexercised options which were capable of being exercised within 60 days following the Information Date.

(2)	The total number of shares of Common Stock shown for the Nixon Group is distributed among the following individuals and entities, who collectively comprise the Nixon Group: 1,020 shares owned by Geoffrey Nixon (“Mr. Nixon”), whose address is 11 West 42nd Street, 19th Floor, New York, NY 10036; 529,600 shares owned by Mission Partners, LP, a Delaware limited partnership (“Mission”), whose address is 11 West 42nd Street, 19th Floor, New York, NY 10036; 105,400 shares owned by Liberty Nominees Limited, a private New Zealand company (“Liberty”), whose address is P. O. Box 10-246, Wellington, New Zealand; 34,400 shares owned by Horizon Offshore, Ltd., a private Cayman Islands investment corporation (“Horizon”), whose address is c/o International Management Services, Limited, Harbour Centre, North Church Street, P. O. Box 616, George Town, Grand Cayman, Cayman Islands, B.W.I.; 467,500 shares owned by Mayfair Capital Fund, LP, a Delaware limited partnership (“Mayfair”), whose address is 11 West 42nd Street, 19th Floor, New York, NY 10036; 10,000 shares owned by MCM Associates, Ltd., a Delaware corporation (“MCM”), whose address is 11 West 42nd Street, 19th Floor, New York, NY 10036; 10,000 shares owned by MCM Profit Sharing Plan -DLJSC-Custodian FBO Geoffrey Nixon, Trustee, a New York profit sharing plan (“PSP”), whose address is 11 West 42nd Street, 19th Floor, New York, NY 10036.

Each member of the Nixon Group is the sole beneficial owner of the shares of Common Stock attributed to such entity, except as set forth herein. Mr. Nixon owns the 1,020 shares of Common Stock jointly with his wife. Mr. Nixon is the sole officer, director and shareholder of MCM. MCM, as the sole general partner of Mission, has sole voting and dispositive power over the shares of Common Stock owned by Mission. MCM, as the sole investment manager of an account established by Liberty, Horizon, and Equity, has sole voting and dispositive power over the shares of Common Stock owned by Liberty, Horizon, and Equity. Mr. Nixon is the sole management and principal member of MCM Capital Management, LLC (the “LLC”). The other member of the LLC is Mr. Nixon’s wife. LLC, as the sole general partner of Mayfair, has sole voting and dispositive power over the shares of Common Stock owned by Mayfair. Mr. Nixon, as the sole trustee and beneficiary of PSP, has the sole voting and dispositive power over the shares of Common Stock owned by PSP. Mr. Nixon is a citizen of the country of New Zealand.

(3)	Dimensional Fund Advisors Inc., a Delaware corporation (“Dimensional”), is a registered investment advisor. Dimensional is deemed to have beneficial ownership of 887,500 shares of Common Stock, all of which are held in portfolios for which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares of Common Stock. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(4)	The T-Rowe Price Group is comprised of T-Rowe Price Associates, Inc., an investment advisor organized under the laws of Maryland, and T. Rowe Price Small-Cap Value Fund, Inc., an investment company organized under the laws of Maryland. T-Rowe Price Associates, Inc. has sole dispositive power over the shares of

Common Stock, and T-Rowe Price Small-Cap Value Fund, Inc. has sole voting power of the shares of Common Stock. The address of the T-Rowe Price Group is 100 E. Pratt Street, Baltimore, Maryland 21202.

(5)	Ralph A. Cusick, Jr. is an individual acquiring shares for investment purposes only. He has sole voting and dispositive powers over 580,000 shares and shared voting and dispositive powers over 70,000 shares held jointly with his wife, Jacquelin A. Cusick. Their address is 4815 Sumner Drive, Bethesda, MD 20816.

(6)	Noro-Moseley Partners II, LP is an Atlanta-based venture capital firm. The address of Noro-Moseley Partners II, LP is c/o Noro-Moseley Partners, 4200 Northside Parkway N.W., Building 9, Atlanta, Georgia 30327. We obtained this information via telephone interview of Noro-Moseley Partners II, LP.

(7)	Wynnefield Group is comprised of Wynnefield Partners Small Cap Value, LP, Wynnefield Small Cap Value Offshore Fund, Ltd., and Wynnefield Partners Small Cap Value, LP I (“Wynnefield Group”). Wynnefield Capital Management, LLC, a New York limited liability company, is the general partner of Wynnefield Partners Small Cap Value, LP and Wynnefield Partners Small Cap Value, LP I. Both limited partnerships are private investment companies organized under laws of the state Delaware. Nelson Obus and Joshua Landes are the managing members of Wynnefield Capital Management, LLC (“WCM”) and the principal executive officers of Wynnefield Captial, Inc., the investment manager of Wynnefield Small Cap Value Offshore Fund, Ltd., a private investment company organized under the laws of the Cayman Islands. Mr. Obus and Mr. Landes are citizens of the United States. Pursuant to Rule 13d-4 of the Exchange Act, Mr. Obus and Mr. Landes disclaim beneficial ownership of any shares owned by the three entities comprising the Wynnefield Group and disclaim membership in the Wynnefield Group with respect to such shares for purposes of Sections 13(d) and 13(g). Mr. Obus and Mr. Landes by virtue of their status as the managing members of Wynnefield Capital Management, LLC and as the officers of Wynnefield Capital, Inc. have the power to vote and dispose of or to direct the vote and disposition of the shares owned by the Wynnefield Group. The business address of Mr. Obus, Mr. Landes, WCM, and each of the entities in the Wynnefield Group is 450 Seventh Avenue, Suite 509, New York, 10123.

(8)	The total number of shares of Common Stock shown for Mr. Carollo includes 222,800 shares subject to unexercised options, which were capable of exercise within 60 days following the Information Date.

(9)	The total number of shares of Common Stock shown for Mr. Kaufman includes 6,314 shares held by MK GVD Fund, 2471 E. Bayshore Bl., Suite 520, Palo Alto, CA 94303. Mr. Kaufman is a general partner of MK GVD Management, the general partner of MK GVD Fund. The total also includes 10,000 shares held by Mr. Kaufman’s spouse, and 9,520 shares subject to unexercised options, which were capable of exercise within 60 days following the Information Date. Mr. Kaufman’s address is c/o MK GVD Fund, 2471 E. Bayshore Road, Suite 520, Palo Alto, California 94303.

(10)	The total number of shares of Common Stock shown for Ms. Reid includes 33,800 shares subject to unexercised options, which were capable of exercise within 60 days following the Information Date.

(11)	The total number of shares of Common Stock shown for Mr. Vatuone includes 37,000 shares subject to unexercised options, which were capable of exercise within 60 days following the Information Date.

(12)	The total number of shares of Common Stock shown for Mr. Bruce includes 5,000 shares, which he holds jointly with his wife. The total number of shares also reflects 18,280 shares subject to unexercised options, which were capable of exercise within 60 days following the Information Date. In addition to the foregoing shares, an associate of Mr. Bruce (as such term is defined in Rule 14a-1), Bruce Charitable Remainder Unit Trust, 43 Chittenden Road, Killingsworth, CT 06419, currently holds 5,000 shares of Common Stock.

(13)	The total number of shares of Common Stock shown for Mr. Conlin includes 34,040 shares subject to unexercised options, which were capable of exercise within 60 days following the Information Date.

(14)	The total number of shares of Common Stock shown for Mr. Scharpf includes 14,400 shares subject to unexercised options, which were capable of exercise within 60 days following the Information Date.

(15)	The total number of shares of Common Stock shown for Mr. Trompetter includes 15,100 shares subject to unexercised options, which were capable of exercise within 60 days following the Information Date.

(16)	The total number of shares of Common Stock shown for all directors and Named Executive Officers as a group includes an aggregate of 384,940 shares subject to unexercised options, which were capable of exercise within 60 days following the Information Date.

         The address for Messrs. Carollo, Vatuone, Bruce, Conlin, Scharpf and Trompetter and Ms. Reid is c/o Syntellect Inc., 16610 N. Black Canyon Highway, Suite 100, Phoenix, Arizona 85053.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors and those persons who own more than 10% of our Common Stock to file reports of beneficial ownership and changes in such ownership with the Securities and Exchange Commission (“SEC”). Based solely upon a review of the copies of such forms furnished to us, or written representations from certain reporting persons that no Form 5 was required for such person, we believe that, during calendar year 2001, all officers and directors, and all persons who own more than 10% of our Common Stock complied with the applicable Section 16(a) filing requirements, except for four (4) transactions by the following persons which were reported in Forms 5 filed April 2, 2002, and which should have been reported before that date: Carol Reid (2 transactions), Timothy P. Vatuone (1 transaction) and Peter K. Trompetter (1 transaction).

EXECUTIVE COMPENSATION

         The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities to us during the fiscal years ended December 31, 2001, 2000, and 1999, by the Named Executive Officers.

Summary Compensation Table

	Annual Compensation				Long Term Compensation

					Awards of
				Other Annual	Securities	All Other
		Salary	Bonus	Compensation	Underlying Options	Compensation ($)
Name and Principal Position	Year	($)	($) (1)	($)	(#) (2)	(3)

Anthony V. Carollo, Jr. (4)	2001	$240,000	$27,740	$0	50,000	$16,663
Chairman of the Board, Chief	2000	240,000	87,810	0	30,000	6,860
Executive Officer and President	1999	26,461	0	0	350,000	46

Carol E. Reid (5)	2001	160,000	19,535	0	20,000	13,497
Vice President of Marketing	2000	83,558	31,448	0	80,000	30
	1999	0	0	0	0	0

James J. Scharpf (6)	2001	117,340	0	13,608	100,000	60
Vice President of Sales,	2000	0	0	0	0	0
Americas	1999	0	0	0	0	0

Peter K. Trompetter (7)	2001	132,000	11,228	0	25,000	11,098
Vice President of	2000	80,048	23,588	0	35,000	35
Globalization and Education	1999	0	0	0	0	0

Timothy P. Vatuone (8)	2001	152,000	16,486	0	40,000	12,739
Vice President, Chief Financial	2000	126,269	61,833	0	80,000	55
Officer, Secretary and Treasurer	1999	0	0	0	0	0

(1)	We calculate the bonus amount on an accrual basis. We made bonus payments to the individuals listed, which were earned in the fourth quarter of a year and paid in the first quarter of the subsequent year. In accordance with this method, we have restated the previously reported 2000 accrued and unpaid bonus earned by Mr. Vatuone to include it entirely in the year 2000.

(2)	The amounts shown in this column represent numbers of shares of Common Stock underlying stock options granted pursuant to our Long-Term Incentive Plan.

(3)	The amounts shown in this column for calendar year 2001 include the following:

	Company Payment of
	Long-term	Company	Company Contribution
	Disability and or	Contribution to	to 401(k) Executive
	Life Insurance	401(k) Profit	Deferred
Name	Premiums ($)	Sharing Plan ($)	Compensation Plan ($)	Total ($)

Mr. Carollo	$60	$6,800	$9,803	$16,663

Ms. Reid	108	6,800	6,589	13,497

Mr. Scharpf	60	0	0	60

Mr. Trompetter	60	5,877	5,151	11,098

Mr. Vatuone	60	6,565	6,114	12,739

(4)	Mr. Carollo joined us as Chairman of the Board, Chief Executive Officer and President on November 22, 1999.

(5)	Ms. Reid joined us as Vice President of Marketing on June 12, 2000. She served as interim Vice President of Sales from February 2001 through April 2001.

(6)	Mr. Scharpf joined us as Vice President of Sales, Americas on April 30, 2001.

(7)	Mr. Trompetter joined us as Vice President of Globalization and Education on May 11, 2000.

(8)	Mr. Vatuone joined us as Chief Financial Officer, Vice President, Secretary, and Treasurer on February 14, 2000.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning the grants of stock options to the Named Executive Officers in connection with our Long-Term Incentive Plan during the fiscal year ended December 31, 2001. We did not grant any Stock Appreciation Rights (“SARs”) during calendar year 2001.

	Individual Grants (1)

					Potential Realizable
	Number of	Percent of Total			Value at Assumed Annual
	Securities	Options	Exercise		Rates of Stock Price
	Underlying	Granted to	Price Per		Appreciation for Option
	Options	Employees in	Share	Expiration	Term (3)
Name	Granted (#)(2)	Fiscal Year	($/Share)	Date	5% ($)	10% ($)

Anthony V. Carollo, Jr.	50,000	8.2%	$1.57	11/13/11	$43,279	$106,599

Carol E. Reid	15,000	2.5%	1.57	11/13/11	12,984	31,980

	5,000	0.8%	2.73	06/14/11	7,526	18,536

	20,000	3.3%			20,509	50,516

James J. Scharpf	40,000	6.6%	1.57	11/13/11	34,623	85,279

	60,000	9.8%	2.03	04/30/11	67,152	165,398

	100,000	16.4%			101,775	250,677

Peter K. Trompetter	20,000	3.3%	1.57	11/13/11	17,312	42,640

	5,000	0.8%	2.73	06/14/11	7,526	18,536

	25,000	4.1%			24,837	61,176

Timothy P. Vatuone	35,000	5.8%	1.57	11/13/11	30,295	74,619

	5,000	0.8%	2.73	06/14/11	7,526	18,536

	40,000	6.6%			37,821	93,155

(1)	We granted all options with an exercise price equal to the fair market value of the Common Stock (the closing price on The Nasdaq Stock Market, as reported in The Wall Street Journal) on the date of grant. The exercise price and tax withholding obligations related to exercise can be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(2)	Options granted in calendar year 2001 are exercisable commencing one year from the date of grant, at which time 24% of the shares of Common Stock, subject to the options, vests and may be acquired upon exercise. Thereafter, an additional 2% of the shares of Common Stock, subject to the options, vests per month until the options are fully vested.

(3)	The potential realizable value is reported net of the option exercise price, but before taxes associated with exercise. We base these values upon certain assumed rates of appreciation of the market price of our Common Stock. Actual realizable value, if any, on the exercise of the stock option is dependent on the future performance of our Common Stock, as well as on the option holder’s continued employment with us throughout the vesting period. The amounts reflected in this table will not necessarily be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

         The following table sets forth information concerning the fiscal year end value of unexercised options held by the Named Executive Officers.

			Number of Securities		Value of Unexercised
			Underlying Unexercised Options		In-the-Money Options
			At Fiscal Year End (#)		at Fiscal Year End ($)(1)
	Shares	Value
	acquired on	Realized
Name	exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Anthony V. Carollo, Jr.	0	$0	183,800	237,200	$332,672	$468,984

Carol E. Reid	0	0	25,800	74,200	142,922	330,996

James J. Scharpf	0	0	0	100,000	0	184,600

Peter K. Trompetter	0	0	11,600	48,400	59,641	164,315

Timothy P. Vatuone	0	0	29,000	91,000	138,572	312,996

(1)	We consider options “in-the-money” if the fair market value of the underlying securities exceeds the exercise price of the options on the specified date. The amounts shown in these columns represent the difference between the closing price of our Common Stock on December 31, 2001 of $1.90 and the exercise price of the options. In those instances where the exercise price of the options exceeds the fair market value, no value has been reported.

STOCK PRICE PERFORMANCE GRAPH

         The graph below compares the cumulative total return on our Common Stock with The Nasdaq Stock Market Index (comprised solely of U.S. companies) and an index consisting of Nasdaq Telecommunications Stocks (comprised of U.S. and foreign companies) for the period from December 31, 1996 to December 31, 2001. The comparison assumes that $100 was invested on December 31, 1996 in our Common Stock and in each of the comparison indices and assumes reinvestment of dividends.

	12/31/96	12/31/97	12/31/98	12/31/99	12/29/00	12/31/01

Syntellect Inc.	$100	$44	$61	$73	$88	$46

NASDAQ Composite	$100	$122	$170	$315	$191	$151

NASDAQ Telecommunications Stocks	$100	$142	$232	$470	$215	$63

BOARD OF DIRECTORS MEETINGS, COMPENSATION AND AUDIT COMMITTEES

         During the fiscal year ended December 31, 2001, our Board of Directors met on six occasions. Each of our directors attended more that 75% of the meetings of the Board of Directors and the meetings held by committees of the Board of Directors on which they served.

         We pay our directors, who are not officers or employees, $1,500 for attendance at regular meetings of the Board of Directors, $200 for participation in telephonic meetings of the Board of Directors, and $200 for attendance at or participation by telephone meetings of committees of the Board of Directors of which they are members. In addition, non-employee directors also receive an annual retainer of $5,000 for their service. We reimburse non-employee directors for reasonable out-of-pocket expenses incurred in connection with their attendance at each meeting of the Board of Directors and committee meetings of the Board of Directors. Pursuant to our Nonemployee Director Stock Plan, non-employee directors receive (i) a one-time grant of options to purchase 10,000 shares of Common Stock on the third business day after the non-employee director is first elected or appointed to the Board of Directors and (ii) an annual grant of options to purchase 5,000 shares of Common Stock on each June 1 thereafter. A non-employee director must be a member of the Board of Directors on the relevant June 1 in order to receive the annual grant of options for that year.

         The Board of Directors maintains a standing Compensation Committee and a standing Audit Committee. The Compensation Committee, which met once during calendar year 2001, reviews all aspects of compensation of our executive officers and approves or makes recommendations on such matters to the Board of Directors. The primary duties of the Audit Committee, which met four times during calendar year 2001, are to serve as an independent and objective party to monitor our financial reporting process and internal control system; review and assess the audit efforts of our independent auditors and determine the need for an internal auditing department; and to act as a liaison to, and foster open communications among, the independent auditors, financial and senior management, and the Board of Directors. The Board of Directors has adopted a written charter for the Audit Committee.

         We do not maintain a standing nominating committee or other committee performing similar functions.

BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

         Our executive compensation program was administered in calendar year 2001 by a two-member Compensation Committee of the Board of Directors (the “Compensation Committee”). The members of the Compensation Committee, neither of whom are Syntellect employees, have furnished the following report on executive compensation:

To:	The Board of Directors of Syntellect Inc.

Date:	March 20, 2002

Executive Compensation Policies

         Overview. The Company compensates its executives through a combination of short-term and long-term compensation programs. The principal components of executive compensation are base salary, an annual bonus program, and stock-based compensation incentives. In the case of sales personnel, the annual bonus program is replaced with a sales commission plan. The Compensation Committee believes that this balanced approach to compensation helps the Company attract and retain senior executives and rewards executives for their collective and individual contribution to the leadership and the short-term and long-term growth and profitability of the Company.

         Base Salary. The foundation of the Company’s executive compensation package is base salary. Each executive receives a base salary, which when aggregated with the executive’s maximum bonus amount or potential sales commissions is intended to be commensurate with his or her responsibilities and level of performance and to be competitive with similarly situated executives in the telecommunications industry. Among the elements that the Compensation Committee considers in setting an executive’s base annual salary are: (i) the executive’s position relative to other executives in the Company, (ii) any promotions achieved or changes in responsibility, (iii) the achievement of performance objectives set by the Compensation Committee, and (iv) compensation information provided by independent surveys and outside consultants relating to the compensation of similarly situated executives in the telecommunications industry.

         Annual Bonus Program. The second aspect of the Company’s executive compensation package is the annual bonus. Over the past several years, the Company has established an annual bonus program for its executive officers at the beginning of each fiscal year. Under this program, the Compensation Committee sets a target bonus amount for each executive, which is tied to achievement of certain financial performance objectives that relate directly to the Company’s operating plan for the year. The Board of Directors also approves this program. The amount of the annual bonus varies with the position and the role of the executive within the Company. In addition, special bonuses may be awarded to an executive for any reason that the Board of Directors or the Committee deems appropriate.

         Stock-Based Compensation Incentives. The third aspect of the Company’s executive compensation package is stock-based compensation incentives or stock options. The Committee believes that executives with an equity stake in the Company will have interests that are more closely aligned with the interests of the Company’s stockholders and that these interests will encourage them to remain with the Company. Toward this end, the Committee grants options to Company executives from time to time. Historically, all options granted have had exercise prices set at the fair market value of the Company’s Common Stock on the date of grant, as determined by the closing price of the Common Stock on The Nasdaq Stock Market.

         In selecting recipients and the number of options granted in 2001, the Committee looked to several criteria, including (i) options granted to executives at other technology companies, (ii) options granted to other executives within the Company, (iii) the individual executive’s specific role and performance with the Company, and (iv) the Company’s overall performance.

         CEO Compensation. Anthony V. Carollo, Jr. is President, CEO and Chairman of the Board of Directors. The Compensation Committee reviews Mr. Carollo’s compensation annually using the same criteria and policies applied to other executive officers. During 2001, Mr. Carollo received $240,000 in base salary, a bonus of $40,095 and an award of options to acquire 50,000 shares of Common Stock. The Compensation Committee based Mr. Carollo’s total compensation on a variety of factors, including his leadership skills, the increasing scope and responsibility of the CEO office, and comparisons of CEO compensation levels for companies of similar size and maturity.

         Compensation Committee Interlocks and Insider Participation

         The Committee is comprised of outside directors, none of whom have any interlocking relationships with the Company.

         Compliance with Section 162(m) of the Internal Revenue Code

         Section 162(m) of the Internal Revenue Code, as amended, generally limits to $1 million the deduction that can be claimed by any publicly held corporation for compensation paid to any “covered employee” in any taxable year beginning after December 31, 1993. The term “covered employee” for this purpose is defined generally as the Chief Executive Officer and the four highest-paid employees of the corporation.

         Performance-based compensation is outside the scope of the $1 million limitation and, hence, generally can be deducted by a publicly held corporation without regard to amount; provided that, among other requirements, such compensation is approved by stockholders. The Committee currently does not anticipate that any executive will exceed the $1 million limit. It is the policy of the Company to comply with Section 162(m), and the Company will continue to do so to the extent such compliance is consistent with the best interests of the Company’s stockholders. The Committee will continue to review the impact of this tax code section and make appropriate recommendations to the Company’s stockholders in the future.

Employment Agreements

         Pursuant to a Separation Agreement and General Release between Mr. Coleman and the Company dated October 31, 2001, the Company terminated Mr. Coleman’s executive employment. Under that agreement, the Company agreed to pay Mr. Coleman the following: (1) a semi-monthly payment, which declines in amount, on each regularly-scheduled Company payday, totaling $88,000, less applicable withholding taxes and deductions, through September 30, 2002; (2) the balance of his accrued, unused paid time off as of October 31, 2001; and (3) all current benefit programs through September 30, 2002. Mr. Coleman’s stock options will continue to vest until September 30, 2002, at which time he is entitled to 90 days to exercise his vested options. Mr. Coleman released all claims he might have against the Company.

         The Company has no employment agreements or change-in-control arrangements with any executive officers. This report is respectfully submitted by Michael R. Bruce and William P. Conlin, the Board of Directors Compensation Committee members during calendar year 2001.

COMPENSATION COMMITTEE,

Michael R. Bruce William P. Conlin

BOARD OF DIRECTORS AUDIT COMMITTEE REPORT

         The three-member Audit Committee of the Company’s Board of Directors (the “Audit Committee”), comprised of Michael D. Kaufman, Michael R. Bruce and William P. Conlin, has furnished the following report:

To:	The Board of Directors of Syntellect Inc.

Date:	March 20, 2002

         The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as in effect on the date the audit was completed.

         In addition, the Audit Committee has discussed with the independent auditors the independent auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, as in effect on the date the audit was completed. The Audit Committee has received the written disclosures and a letter from the independent auditors required by Independence Standards Board Standard No. 1, as in effect on the date the audit was completed.

         Based on the review and discussions referenced above, the Audit Committee determined that the non-audit services provided by KPMG LLP are compatible with maintaining auditor’s independence. It appears that none of the time devoted by KPMG LLP on its engagement to audit the Company’s financial statements for the year ended December 31, 2001 is attributable to work performed by persons other than KPMG LLP employees.

         The Audit Committee further determined that the independent accountants are independent from the Company, and its management and recommends to the Board of Directors that the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the last fiscal year as filed with the Securities and Exchange Commission be ratified by the Board.

         Each of the undersigned members of the Audit Committee is an independent director within the meaning of Rule 4200(a)(14) of the NASDAQ Marketplace Rules.

RESPECTFULLY SUBMITTED,

Michael D. Kaufman Michael R. Bruce William P. Conlin

PROPOSAL 2
RATIFICATION OF INDEPENDENT AUDITORS

         We are asking the Stockholders to ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002.

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy is required to ratify the selection of KPMG LLP.

         KPMG LLP has audited our financial statements annually since 1990. KPMG LLP will have representatives present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

         In the event the Stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company’s best interests and the best interests of the Stockholders.

Audit Fees

         The aggregate fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements for the year ended December 31, 2001 and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC during fiscal year 2001 were approximately $131,000.

Audit Related Fees

         The aggregate fees billed for professional services rendered by KPMG LLP for audit related services during fiscal year 2001 were approximately $41,735. The amount paid for audit related services consists principally of the costs of the audit of our 401(k) Profit Sharing Plan and the review of and assistance with a comment letter from the SEC.

Financial Information Systems Design and Implementation Fees

         KPMG LLP performed no services and therefore billed no fees relating to operating or supervising the operation of our information systems or local area network or for designing or implementing our financial information management systems during fiscal year 2001.

All Other Fees

         The aggregate fees billed for other services rendered to us by KPMG LLP in fiscal 2001 were $49,805 related to professional tax services and $3,904 related to general consulting services.

Auditor Independence

         The Audit Committee of the Board of Directors determined that the non-audit services provided by KPMG LLP are compatible with maintaining auditor’s independence. The Audit Committee has further determined that it appears that none of the time devoted by KPMG LLP on its engagement to audit our financial statements for the year ended December 31, 2001 is attributable to work performed by persons other than full-time, permanent KPMG LLP employees.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE RATIFICATION. IF YOU COMPLETE THE ENCLOSED WHITE PROXY CARD, UNLESS YOU DIRECT TO THE CONTRARY ON THAT CARD, THE SHARES REPRESENTED BY THAT PROXY CARD WILL BE VOTED FOR THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE CURRENT CALENDAR YEAR.

If you have any questions, or require assistance in voting your proxy, please call our proxy solicitor, GEORGESON SHAREHOLDER, toll-free at (866) 300-8588.

DEADLINES FOR SUBMISSION OF PROXY PROPOSALS, AND OTHER REQUIREMENTS FOR
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

         Under SEC rules, if a Stockholder would like to include a proposal in our Proxy Statement and Form of Proxy for presentation at our 2003 Annual Meeting of Stockholders, the proposal must be received at our principal executive offices no later than December [_], 2002 (120 calendar days before the anniversary date of our proxy statement released to Stockholders in connection with the 2002 annual meeting). Such proposals also will need to comply with SEC regulations regarding the inclusion of stockholder proposals in Company sponsored proxy materials.

         If a stockholder desires to bring proper business before an annual meeting of stockholders which is not the subject of a proposal timely submitted for inclusion in the proxy statement as described above, the Stockholder must follow procedures outlined in the Company’s By-laws:

Nomination of Directors

         We must receive the written notice of a Stockholder’s intention to nominate a director no later than:

1. With respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting; and

2. With respect to any election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders.

         A stockholder’s notice of intention to introduce a nomination must set forth the following information:

1. The name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

2. A representation that the stockholder is a holder of record of Common Stock and is entitled to vote at such meeting (including the number of shares of Common Stock owned beneficially or of record by such stockholder and the nominee or nominees) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

3. A description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder including whether either the stockholder or the person or persons to be nominated is an “affiliate” or “associate” of an “interested stockholder” as such terms are defined in the Securities Exchange Act of 1934, and the identity of such interested stockholder;

4. Such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and

5. The written consent of each nominee to serve as a director, if so elected.

         The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Introduction of an Item of Business

         We must receive written notice of a stockholder’s intention to introduce an item of business at our 2003 Annual Meeting no later than:

1. With respect to an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the date of such meeting; and

2. With respect to a special meeting of stockholders, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders.

         The proposal must be proper for consideration under applicable law and the Certificate of Incorporation and By-laws of the Corporation. The By-laws provide that the notice of a proposed item of business must contain the following information:

1. Text of the proposal to be presented at the stockholder meeting;

2. A brief written statement of the reason why such stockholder favors the proposal;

3. The stockholder’s name and address;

4. The number and class of all shares of our Common Stock beneficially owned by such stockholder; and

5. Any material interest of such stockholder in the proposal (other than as a stockholder).

         The officer presiding at the meeting shall determine whether such notice has been duly given and shall direct that proposals not be considered, if such notice has not been given.

INCORPORATION BY REFERENCE

         We hereby incorporate by reference into this Proxy Statement the following information contained in our Annual Report on Form 10-K for the year ended December 31, 2001, a copy of which accompanies this Proxy Statement: Market for the Registrant’s Common Equity and Related Stockholder Matters, Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures About Market Risk, Financial Statements and Supplementary Data, and Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

SYNTELLECT INC.

Timothy P. Vatuone Secretary

April [ ], 2002

EXTREMELY IMPORTANT

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU HOLD. Please do not vote any of the BLUE proxy cards that may be sent to you. Vote only on the enclosed WHITE PROXY CARD today in the postage paid envelope provided. If you have previously voted a BLUE proxy and would like to change your vote, simply sign, date and mail a later dated WHITE PROXY CARD. Only the latest dated proxy counts.

If your shares are held with a brokerage firm, your broker cannot vote your shares unless he receives your specific instructions.

If you have any questions about how to vote your shares, please call our proxy solicitor GEORGESON SHAREHOLDER toll-free at:

(866) 300-8588.

APPENDIX A

         The following table sets forth information with respect to sales and purchases of the Company’s securities within the past two years by the participants in this solicitation. All transactions were conducted in open market or privately negotiated transactions.

PURCHASES AND SALES OF SYNTELLECT COMMON STOCK BY MICHAEL R. BRUCE:

Date	Transaction Type	Number of Shares	Price Per Share	Total Price

3/07/00	Sale	6,000	$6.03	$36,180

3/07/00	Sale	3,000	6.37	19,140

3/07/00	Sale	6,000	6.03	36,180

9/06/00	Sale	400	8.25	3,300

9/12/00	Sale	3,700	7.50	27,750

PURCHASES AND SALES OF SYNTELLECT COMMON STOCK BY ANTHONY V. CAROLLO, JR.

Date	Transaction Type	Number of Shares	Price Per Share	Total Price

3/02/00	Purchase	20,000	$4.56	$91,200.00

4/10/00	Purchase	4,000	1.75	7,000.00

6/30/00	Purchase	4,901	2.55	12,497.55

11/06/00	Purchase	15,000	1.81	27,150.00

3/28/01	Purchase	15,000	1.28	19,200.00

4/05/01	Purchase	5,000	1.74	8,700.00

4/05/01	Purchase	5,000	1.75	8,750.00

4/06/01	Purchase	10,000	1.87	18,800.00

4/26/01	Purchase	10,000	1.75	17,600.00

8/09/01	Purchase	10,000	1.76	17,600.00

PURCHASES AND SALES OF SYNTELLECT COMMON STOCK BY WILLIAM P. CONLIN:

Date	Transaction Type	Number of Shares	Price Per Share	Total Price

3/25/02	Purchase	3,000	$1.68	$5,040

3/25/02	Purchase	3,000	1.63	4,890

3/27/02	Purchase	5,000	1.70	8,500

3/28/02	Purchase	4,000	1.67	6,680

         PURCHASES AND SALES OF SYNTELLECT COMMON STOCK BY ROY A. HERBERGER, JR.:

Date	Transaction Type	Number of Shares	Price Per Share	Total Price

12/04/01	Purchase	1,000	$1.67	$1,670

12/04/01	Purchase	1,000	1.68	1,680

PURCHASES AND SALES OF SYNTELLECT COMMON STOCK BY MICHAEL D. KAUFMAN:

Date	Transaction Type	Number of Shares	Price per Share	Total Price

9/06/00	Sale	35,000	$9.16	$320,600.00

11/10/00	Purchase	4,600	1.69	7,774.00

11/10/00	Purchase	680	1.41	958.80

10/12/01	Purchase	12,500	1.04	13,000.00

10/18/01	Purchase	2,500	1.04	2,600.00

10/19/01	Purchase	5,000	1.04	5,200.00

PURCHASES AND SALES OF SYNTELLECT COMMON STOCK BY KENT C. MUELLER:

Date	Transaction Type	Number of Shares	Price Per Share	Total Price

12/31/01	Purchase	2,519	$1.90	$4,786.10

PURCHASES AND SALES OF SYNTELLECT COMMON STOCK BY TIMOTHY P. VATUONE:

Date	Transaction Type	Number of Shares	Price Per Share	Total Cost

5/02/00	Purchase	1,000	$4.75	$4,750.00

5/23/00	Purchase	500	4.63	2,315.50

12/29/00	Purchase	2,993	3.08	9,222.18

3/21/01	Purchase	5,000	2.19	10,950.00

8/22/01	Purchase	2,500	1.44	3,600.00

8/28/01	Purchase	2,500	1.36	3,400.00

8/31/01	Purchase	2,000	1.20	3,600.00

APPENDIX B – FORM OF PROXY

PROXY

SYNTELLECT INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS – MAY 20, 2002

         The undersigned hereby appoints Anthony V. Carollo, Jr. and Timothy P. Vatuone, or any one of them acting in the absence of the other with full powers of substitution, the true and lawful attorneys and proxies for the undersigned and to vote, as designated below, all shares of Common Stock of Syntellect Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Meeting”) to be held on Monday, May 20, 2002, at 10:00 a.m., Phoenix, Arizona time, at Syntellect Corporate Headquarters located at 16610 North Black Canyon Highway, Suite 100, Phoenix, Arizona 85053 and at any and all adjournments thereof, and to vote all such shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, upon the matters described in the accompanying Notice and Proxy Statement for Annual Meeting of Stockholders, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Annual Meeting or any adjournment thereof. This proxy revokes all prior proxies given by the undersigned.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTIONS ARE INDICATED, WILL BE VOTED FOR ALL PROPOSALS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

(continued and to be signed on the reverse side)

FOLD AND DETACH HERE

1.	RE-ELECTION OF DIRECTORS: Messrs. William P. Conlin and Kent C. Mueller

VOTE FOR	WITHHOLD VOTE FOR

William P. Conlin	William P. Conlin

VOTE FOR	WITHHOLD VOTE FOR

Kent C. Mueller	Kent C. Mueller

2.	Ratification of appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2002:

FOR ratification	AGAINST ratification	ABSTAIN

Signature(s)	Signature(s)	Date

NOTE:	Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give a title as such. PLEASE SIGN, DATE AND MAIL THIS PROXY CARD TODAY.

FOLD AND DETACH HERE